UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

GP INVESTMENTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37397	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 E. 52nd Street, Suite 5003
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 430-4340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2015, GP Investments Acquisition Corp. (the “Company”) entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Alexandre Hohagen pursuant to which the Company will indemnify Mr. Hohagen under certain circumstances for acts or omissions in connection with his service on the Board.

On December 18, 2015, the Company entered into a letter agreement with Mr. Hohagen (the “Letter Agreement”) pursuant to which Mr. Hohagen has agreed to be bound by the terms of the Insider Letter entered into among the Company, and its officers, its directors, GPIC, Ltd. and GPIAC, LLC on May 19, 2015.

On December 18, 2015, Mr. Hohagen, Continental Stock Transfer & Trust Company and the Company entered into a securities escrow agreement (the “Escrow Agreement”).

The foregoing is intended only to be a summary of the Indemnification Agreement, the Letter Agreement and the Escrow Agreement, does not purport to be complete and is qualified in its entirety by the terms of the foregoing agreements, copies of which are attached as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 18, 2015, Mr. Jaime Cohen Szulc notified the Company of his resignation from the board of directors (the “Board”), effective immediately. Mr. Szulc’s resignation as a director did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices

New Director

On December 18, 2015, the Board elected Mr. Hohagen to the Board as a director, effective immediately. Concurrent with his election as a director, Mr. Hohagen was appointed to serve as a member of the audit committee and a member and chairperson of the compensation committee.

Mr. Hohagen, 47, is an investor and board advisor with more than 20 years of experience in technology and media in Latin America and US Hispanics. Until June of this year, Mr. Hohagen was the Vice President for Facebook in Latin America & US Hispanics, a position he held since February 2011. Before Facebook, Mr. Hohagen was responsible for initiating Google's operations in the Latin America. Between 2005 and 2011, Mr. Hohagen led Google’s operations in more than 20 countries in Latin America. Mr. Hohagen also previously held the position of Head of Global Sales in the U.S. and vice president of advertising and e-commerce for UOL (Universo Online). He was also previously General Manager for HBO in Brazil, where he led the commercial area of the premium channels (HBO, Warner). Mr. Hohagen previously worked for Dow Chemical Company, Boehringer Ingelheim and ABN Amro Bank. Mr. Hohagen serves on the board of directors of Estácio Participações S.A. Mr. Hohagen has a degree in journalism and advertising from FIAM, a master's degree in Human Resources from University of Sao Paulo and has attended people management courses at IMD (Switzerland), FGV (Brazil) and IIHR (Netherlands). Mr. Hohagen is well qualified to serve as a director due to his leadership experience and business acumen.

On December 18, 2015, Mr. Hohagen received 20,000 ordinary shares of the Company pursuant to a securities assignment agreement with GPIAC, LLC, a Delaware limited liability whose sole member is GPIC, Ltd., a Bermuda limited liability company which is an affiliate of GP Investments, Ltd. Mr. Hohagen has agreed to hold these shares in escrow pursuant to the Escrow Agreement described above.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
10.1	Indemnity Agreement, dated December 18, 2015, between the Company and Alexandre Hohagen.
10.2	Letter Agreement, dated December 18, 2015, between the Company and the Alexandre Hohagen.
10.3	Securities Escrow Agreement, dated December 18, 2015, among Continental Stock Transfer & Trust Company, the Company and Alexandre Hohagen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GP Investments Acquisition Corp.

	By:	/s/ Antonio Bonchristiano
Dated: December 21, 2015		Name: Antonio Bonchristiano
Title: Chief Executive Officer